EXHIBIT 4.4
                                                                     -----------

                        NOTE AND ACCOUNT STATED AGREEMENT
                        ---------------------------------


This Note and Account Stated Agreement (the "Note") is entered into by Worldwide Wireless Networks, Inc., a corporation organized and existing under the laws of the State of Nevada ("Worldwide"), in favor of the law firm of Feldhake, August & Roquemore LLP, a California limited liability partnership ("FAR"), and its individual partners, Robert J. Feldhake ("Feldhake"), Kenneth S. August
("August") and Lisa A. Roquemore ("Roquemore"), and concerns an agreed sum certain presently due and owing from Worldwide to FAR, and as to the terms for Worldwide's payment of that sum certain to FAR through an agreed installment schedule.

Worldwide acknowledges a sum certain due FAR and as an account stated, the principal sum of Two Hundred Eighty-Six Thousand Nine Hundred Seventy-One Dollars and Ninety-Three Cents ($286,971.93) as presently due and owing by Worldwide to FAR as of January 1, 2002. Interest in the amount of twelve percent (12%) per annum shall accrue on this sum certain and all amounts payable under this Note. While the parties do not believe that this transaction is subject to the usury laws of the State of California, if it ever were determined that such laws are applicable to this transaction, then the parties agree that the above-stated rate of interest shall be restated, without further action by any party, to the highest rate then permitted under applicable law.

Worldwide, pursuant to this Note, covenants and agrees to pay the sum certain and satisfy Worldwide's payment and other obligations on the following terms which are acceptable to FAR: (a) the payment by Worldwide to FAR of $1,000, $1,500 and $2,500 on February 15, 2002, March 15, 2002 and April 15, 2002,
respectively; (b) commencing on May 15, 2002, Worldwide shall pay to FAR the sum of Three Thousand Five Hundred and No/100ths Dollars ($3,500) per month continuing on the 15th day of each succeeding month until January 15, 2002; (c) commencing on February 15, 2003, Worldwide shall pay to FAR the sum of Seven Thousand Five Hundred and No/100ths Dollars ($7,500.00) per month continuing on the 15th day of each succeeding month until January 15, 2004; (d) commencing on February 15, 2004, and continuing on the fifteenth day of each month thereafter, Worldwide shall pay to FAR the sum of Fifteen Thousand and No/100ths Dollars ($15,000.00) per month, said payments to continue until the entire remaining amount due FAR, including interest at the rate of twelve percent (12%) per annum from the date of this Note, is paid in full by Worldwide to FAR.

Worldwide further warrants, covenants and agrees that to the extent Worldwide receives additional investment capital which materially improves the financial position of Worldwide, generates additional income through business activities so as to improve the cash-flow position of Worldwide, or engages in a sale of the company or any of its assets which creates available capital for Worldwide, that Worldwide agrees to undertake best efforts, to further reduce the amount of this Note in addition to the monthly installment payments recited.


                                                            Initial
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Worldwide  and  FAR agree and understand that the amount of the note is based on
FAR's fees, expenses and costs for legal services provided to Worldwide. The purpose of this note is to set out terms for repayment of the amount of fees, expenses and costs claimed by FAR.

At the option of the FAR, the whole sum of principal shall become immediately due and payable in the event that Worldwide becomes no longer solvent, is not current on its installments under this Note, or is otherwise in breach of any terms of this Note (each and all of such circumstances being an "Event of Default"). If an Event of Default shall occur or be continuing then, in addition to the other rights and remedies which FAR may have against Worldwide or any other party under this Note, FAR shall have the right to bring an action against Worldwide, or its successor, to collect the remaining unpaid balance of principal and interest hereunder in any court of competent jurisdiction, and FAR. If this Note or any portion hereof is not paid when due, Worldwide also agrees, without limitation, to pay all reasonable costs of collection thereof, including all reasonable attorney's fees, costs and expenses (including, without limitation, expert fees and expenses and the standard fee rate for any FAR attorney for time spent in connection therewith and any expenses incurred by such attorney in performing that function), whether or not a suit or an action is commenced to enforce payment of this Note.

Worldwide acknowledges that Worldwide has been advised by FAR of its rights and interests in seeking the advice of independent outside counsel (other than and unrelated to FAR or any partner in the Firm) relative to the terms and conditions of this Note. Worldwide further acknowledges that FAR, in preparing this Note, is doing so solely on behalf of FAR and not as a lawyer for Worldwide, and is not preparing this Note with any view other than the protection of FAR's interests by reason of the prior termination of the attorney-client relationship between FAR and Worldwide. Worldwide further acknowledges receipt of this notice and advice and either following it or, in Worldwide's sole and unfettered discretion, electing to act on its own relative to review, approval and execution of this Note. Worldwide further acknowledges that FAR has continued to render legal services notwithstanding the absence of prior and timely payment, and that FAR has not demanded or preconditioned the rendition of any necessary immediate or proximate legal services on execution of this Note. Instead, this Note reflects a negotiated understanding between Worldwide and FAR, on terms mutually acceptable to the parties.

This Note is made in California and shall be governed by and construed in accordance with the internal laws of the State of California applicable to the enforcement and operation of such instruments in this State, without giving effect to principles of conflicts of law applied thereby. The parties agree that facsimile signatures on this Agreement will be binding and enforceable against such parties to the same degree as original signatures were. Worldwide and FAR agree that should a dispute arise in regard to this Note, it shall be adjudicated by any Court of competent jurisdiction in Orange County, State of California. In the event litigation is instituted between Worldwide and FAR in connection with any controversy or dispute arising from, under or related to this Note, the award or judgment shall include the prevailing party's reasonable attorneys' fees and costs incurred (including, without limitation, such reasonable fees and costs as may be incurred by FAR in respect of such action), and shall provide for post-judgment attorneys' fees incurred as well as interest at the maximum rate permitted by law. For purposes of this Note, legal fees and costs shall be deemed to have been incurred, and are recoverable by FAR to the


                                                            Initial
                                                                    ----  ----
extent it spends its own time, expense and effort in enforcing its rights hereunder as fully as if it had engaged a third party attorney to enforce its rights on FAR's behalf. The provisions of this Note are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Note and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.


                                            WORLDWIDE WIRELESS NETWORKS,
                                            INC.


Dated:  February 8, 2002                     By:           /s/
                                                --------------------------------
                                                  Jerry Collazo, President


                                            WORLDWIDE WIRELESS NETWORKS,
                                            INC.


Dated: February 11, 2002                    By:           /s/
                                               ---------------------------------
                                                  Steven Button, Secretary



                                            FELDHAKE, AUGUST & ROQUEMORE


Dated: February 11, 2002                    By:          /s/
                                               ---------------------------------
                                                  Kenneth S. August


Dated: February 11, 2002                    By:          /s/
                                               ---------------------------------
                                                  Robert Feldhake


Dated: February 11, 2002                    By:          /s/
                                               ---------------------------------
                                                  Lisa Roquemore


                                                            Initial
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